UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2006

Date of report (Date of earliest event reported)

PepsiAmericas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 Dain Rauscher Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Annual Incentive Compensation Plan

On February 23, 2006, our Board of Directors, upon approval of the Management Resources and Compensation Committee, ratified and approved certain objective performance goals and criteria for 2006 under our Annual Incentive Compensation Plan (the “AICP”). Our named executive officers, along with over 100 additional executives, participate in the AICP. The AICP provides executives with an annual opportunity to earn short-term bonus incentive awards. Payments are based on a formula and are representative of our company’s results. Target payment opportunities are proportionally based on market data and the employee’s accountability for our business plan. Awards vary from 0-200% of target based on performance.

In recent years, the AICP generally used net income, net revenue and adjusted operating cash flow as the primary measures for assessing performance. In order to encourage and reward improvement against our business priorities, the performance measures have been revised for 2006. In particular, volume has been added as a measure in an effort to ensure consistency and alignment of executive objectives with our business priorities.

For the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and their staff direct reports, the applicable measures will be net income (40%), net revenue (20%), volume (20%) and adjusted operating cash flow (20%). For the Executive Vice President, U.S. Operations, the applicable measures will be domestic operating income (40%), domestic net revenue (20%), domestic non-carbonated volume (20%) and adjusted operating cash flow (20%).

Repurchases Pursuant to Rule 10b5-1 Repurchase Plan

On February 28, 2006, as part of our previously announced share repurchase program, we entered into a Rule 10b5-1 repurchase plan with Banc of America Securities LLC. Pursuant to the plan, we agreed to repurchase up to 2,000,000 shares. From and including March 13, 2006, through May 5, 2006, the plan authorizes daily share repurchases equal to the lesser of (a) 70,000 shares, (b) the Exchange Act Rule 10b-18(b)(4) limit, and (c) 33% of the current trading day’s volume. During each trading day of the above-referenced trading period, Banc of America Securities LLC will use its best efforts to effect a purchase or purchases of the above-referenced daily share repurchase amount.

The repurchase plan, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.

Date: March 1, 2005	By:	/s/ Robert C. Pohlad
Robert C. Pohlad
Chairman and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	10b5-1 Repurchase Plan between PepsiAmericas, Inc. and Banc of America Securities LLC, dated February 28, 2006.